UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2021

INFORMATION ANALYSIS INCORPORATED

(Exact name of registrant as specified in its charter)

VA	000-22405	54-1167364
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11240 Waples Mill Rd, Ste 201

Fairfax, VA 22030

(Address of principal executive offices, including zip code)

703-383-3000

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement.

On April 16, 2021, Information Analysis Incorporated (“IAI”) and its wholly-owned subsidiary, Tellenger, Inc. (“Tellenger” and together with IAI, the “Borrowers”), issued a promissory note for a $1,000,000 term loan (the “Term Loan”) that bears interest at a fixed rate of 4.89% per annum and a term of two years to Summit Community Bank (the “Lender”). The funds were used in connection with the previously disclosed acquisition of Tellenger by IAI as part of the consideration paid the seller of Tellenger. In connection with the Term Loan, the Borrowers and Lender entered into the following agreements:

Term Loan Business Loan Agreement (“TLBLA”); and

Commercial Security Agreement (“CSA”).

On April 16, 2021, the Borrowers issued to the Lender a promissory note for a $1,000,000 working capital revolving line of credit (the “LOC”) that bears interest on the outstanding balance at a variable rate equal to the prime rate as published in the Wall Street Journal plus an index of 0.00%, with a floor of 3.25%. The LOC will expire on April 16, 2022. The amount of advances permitted under the LOC will be limited to the lesser of Line of Credit Limit or the Borrowing Base Amount as defined in the LOC. In connection with the LOC, the Borrowers and Lender entered into the following agreements:

Term Loan Business Loan Agreement (“LOCBLA”); and

Commercial Security Agreement (“CSA”)

TLBLA

Pursuant to the TLBLA, Borrowers covenant that they will promptly notify the Lender of any litigation threats and other occurrences that may have material adverse effects, that IAI shall maintain a tangible net worth of $1,000,000 as of the end of each quarter, that IAI will provide timely copies of its tax returns and its quarterly (Form 10-Q) and annual (Form 10-K) reports furnished to the United States Securities and Exchange Commission, and IAI will provide a timely quarterly covenant compliance certificate.

Events of Default for the Term Loan are also defined in the TLBLA.

LOCBLA

Pursuant to the LOCBLA, in addition to being subject to all of the same covenants as the TLBLA, Borrowers covenant that they will provide a monthly Borrowing Base Certificate when the balance of the LOC is greater than $0. Such borrowing base is based on 90% of eligible billed accounts receivable due from prime government contracts and 80% of eligible billed accounts receivable due from approved commercial contracts and subcontracts. Eligible accounts are defined in the LOC.

Events of Default for the LOC are also defined in the LOCBLA.

CSA

To secure the prompt payment to the Lender of the obligations of the Borrowers under the Term Loan and the LOC, the Borrowers pledged and granted to the Lender a continuing security interest in substantially all assets of the Borrowers.

Item 9.01         Financial Statement and Exhibits

(d)         See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Commercial Promissory Note dated April 16, 2021 from Information Analysis Incorporated and its wholly-owned subsidiary, Tellenger, Inc., to Summit Commercial Bank
10.2

Business Loan Agreement related to Commercial Promissory Note dated April 16, 2021 between Information Analysis Incorporated together with its wholly-owned subsidiary, Tellenger, Inc., and Summit Commercial Bank

10.3	Commercial Line of Credit Agreement and Note dated April 16, 2021 from Information Analysis Incorporated and its wholly-owned subsidiary, Tellenger, Inc., to Summit Commercial Bank
10.4

Business Loan Agreement related to Commercial Line of Credit Agreement and Note dated April 16, 2021 between Information Analysis Incorporated together with its wholly-owned subsidiary, Tellenger, Inc., and Summit Commercial Bank

10.5

Commercial Security Agreement related to Commercial Promissory Note and Commercial Line of Credit Agreement and Note dated April 16, 2021 between Information Analysis Incorporated together with its wholly-owned subsidiary, Tellenger, Inc., and Summit Commercial Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFORMATION ANALYSIS INCORPORATED
Date: April 22, 2021	By:	/s/ Matthew T. Sands
Matthew T. Sands
Chief Financial Officer